UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                          Date of Report: June 6, 2003
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



            Nevada                   0-17371              88-0182808
 (State or other jurisdiction      (Commission         (I.R.S. Employer
     of incorporation or           File Number)     Identification Number)
        organization)


                           P.O. Box 100, 701 East Main
                             Benedict, Kansas 66714
          (Address of principal executive offices, including zip code)



                                 (620) 698-2250
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

      On April 1, 2003, Quest Oil & Gas Corporation, a Kansas corporation ("Quest Oil"), and a wholly owned subsidiary of Quest Resource Corporation, a Nevada corporation (the "Corporation"), entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") with James R. Perkins Energy, L.L.C., a Kansas limited liability company ("Perkins Energy"), E. Wayne Willhite Energy, L.L.C., a Kansas limited liability company ("Willhite"), and J-W Gas Gathering, L.L.C., a Kansas limited liability company ("J-W Gas"), pursuant to which Quest Oil agreed to purchase, and Perkins Energy and Willhite agreed to sell, all of the right, title and interest of Perkins Energy, Willhite and J-W Gas, in approximately 80 oil and gas leases and related properties in Chautauqua, Elk and Montgomery Counties, Kansas (the "Properties") in exchange for approximately $2.0 million.

      The Purchase and Sale Agreement, and the transactions contemplated thereby, closed on June 6, 2003, with an effective date of June 1, 2003.

      The purchase price of $2.0 million payable to Perkins Energy, Willhite and J-W Gas in exchange for the Properties was determined by negotiations between the board of directors of Quest Oil and the respective managers of Perkins Energy, Willhite and J-W Gas, as to the value of the Properties. The source of funds for Quest Oil's purchase of the Properties pursuant to the Purchase and Sale Agreement consisted of a combination of internally generated cash flow and borrowings under the Corporation's credit facilities with Wells Fargo Bank Texas, N.A. and Wells Fargo Energy Capital, Inc.

      The Properties have traditionally been used by Perkins Energy, Willhite and J-W Gas in the business of oil and gas development and production. Quest Oil intends to continue to use the Properties in the business of oil and gas development and production.

      In connection with the Purchase and Sale Agreement, also on April 1, 2003, the Corporation, and its wholly owned subsidiary, the Ponderosa Gas Pipeline Company, Inc., a Kansas corporation ("Ponderosa") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Perkins Oil Enterprises, Inc., a Kansas corporation ("Perkins Oil") and Willhite, pursuant to which the Corporation and Ponderosa agreed to purchase, and Perkins Oil and Willhite agreed to sell, all of the issued and outstanding capital stock of Producers Service, Incorporated, a Kansas corporation ("PSI"), in exchange for the issuance by the Corporation of 500,000 shares of its common stock to Perkins Oil and Willhite. PSI owns a contractual right to operate a lease on a 78 mile gas pipeline and all of the issued and outstanding membership interests of J-W Gas. J-W Gas owns approximately 163 miles of gas gathering pipelines in southeastern Kansas.

      The Stock Purchase Agreement, and the transactions contemplated thereby, also closed on June 6, 2003, with an effective date of June 1, 2003. The closing of the Stock Purchase Agreement was contingent upon the closing of the Purchase and Sale Agreement.


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


      The number of shares of the Corporation's common stock issued to Perkins Oil and Willhite in exchange for all of the issued and outstanding capital stock of PSI was determined by negotiations between the board of directors of the Corporation, the board of directors of Perkins Energy and the manager of Willhite as to the value of PSI and its JW-Gas subsidiary and their underlying assets. The issuance of 500,000 shares of the Corporation's common stock pursuant to the Stock Purchase Agreement represents approximately 3.75% of the post-closing outstanding common stock of the Corporation.

      The assets of PSI and J-W Gas have traditionally been used in the business of gas gathering and oil and gas development and production. The Corporation intends to continue to use the assets of PSI and J-W Gas in the business of gas gathering and oil and gas development and production.

      The foregoing descriptions of the Purchase and Sale Agreement and the Stock Purchase Agreement, and the transactions contemplated thereby, are qualified in their entirety by reference to the respective agreements, which are filed as Exhibits to this Form 8-K and incorporated herein by reference. For additional information regarding the transactions described in this Form 8-K, see the press release of the Corporation filed as Exhibit 99.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits.

      (a) The Corporation will amend this Form 8-K to include the financial statements required by Item 7(a) within 60 days of the date that this initial report on Form 8-K is required to be filed.

      (b) The Corporation will amend this Form 8-K to include the pro forma financial information required by Item 7(b) within 60 days of the date that this initial report on Form 8-K is required to be filed.

      (c)   Exhibits

        Exhibit
        Number          Description
        ------          -----------
          2.1 Purchase and Sale Agreement dated as of April 1, 2003, by and among Quest Oil & Gas Corporation, James R. Perkins Energy, L.L.C., E. Wayne Willhite Energy, L.L.C., and J-W Gas Gathering, L.L.C. (filed as Exhibit 2.2 to Quest Resource Corporation's Form 10-QSB filed with the Securities and Exchange Commission on April 14, 2003 and incorporated herein by reference).

          2.2 Stock Purchase Agreement dated as of April 1, 2003, by and among Quest Resource Corporation, Ponderosa Gas Pipeline Company, Inc., Perkins Oil Enterprises, Inc., and E. Wayne Willhite Energy, L.L.C. (filed as Exhibit 2.1 to Quest Resource Corporation's Form 10-QSB filed with the Securities and Exchange Commission on April 14, 2003 and incorporated herein by reference).

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

       Exhibit
       Number          Description
       ------          -----------
          99.1     Press Release of Quest Resource Corporation dated June 23,
                   2003.


                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    QUEST RESOURCE CORPORATION



                                    By: /s/ Douglas L. Lamb
                                        -------------------------------
                                          Douglas L. Lamb
                                          President

      Date:   June 23, 2003



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